Exhibit 99.1

News Release
Three Radnor Corporate Center, Suite 301 100 Matsonford Road Radnor, PA 19087

FOR IMMEDIATE RELEASE

PVR PARTNERS, L.P. UNITHOLDERS APPROVE MERGER

WITH REGENCY ENERGY PARTNERS LP

RADNOR, PA – March 20, 2014… PVR Partners, L.P. (NYSE: PVR) today announced that at a special meeting of unitholders held earlier today, its unitholders voted to adopt the Agreement and Plan of Merger dated as of October 9, 2013, as amended (the “Merger Agreement”), by and among PVR, Regency Energy Partners LP (“Regency”) (NYSE: RGP) and their respective general partners, pursuant to which PVR will merge with and into Regency.

Based on the results, 99.3 percent of the units voted at the special meeting voted in favor of adoption of the Merger Agreement. The votes in favor of the Merger Agreement constituted more than a majority of PVR’s units outstanding as of the record date, as required for adoption of the Merger Agreement.

As previously announced on October 10, 2013, in accordance with the Merger Agreement, Regency agreed to acquire PVR in a unit-for-unit transaction. Holders of PVR common units will receive 1.020 common units of Regency per PVR common unit, plus a one-time cash payment of $0.262 per PVR common unit. Subject to the satisfaction of previously disclosed closing conditions, the companies expect to close the merger on March 21, 2014.

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FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements,” as defined by the Securities and Exchange Commission, regarding the proposed transaction between the PVR, and Regency the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about PVR’s or Regency’s management’s future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.

PVR and Regency cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be

PVR Unitholders Approve Merger with RGP	Page 2

realized. Additional risks include: the ability to obtain requisite regulatory approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of Regency to successfully integrate PVR’s operations and employees and realize anticipated synergies and cost savings, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, the ability to achieve revenue, DCF and EBITDA growth, volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the combined company as well as for producers connected to the combined company’s system and its customers, the level of creditworthiness of, and performance by counterparties and customers, the ability to access capital to fund organic growth projects and acquisitions, including significant acquisitions, and the ability to obtain debt and equity financing on satisfactory terms, the use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time, changes in commodity prices, interest rates, and demand for the combined company’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, acts of terrorism and war, industry changes including the impact of consolidations and changes in competition, the ability to obtain required approvals for construction or modernization of facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements.

These and other risks and uncertainties are discussed in more detail in filings made by PVR and Regency with the Securities and Exchange Commission, which are available to the public. PVR and Regency undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PVR Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership which owns and operates a network of natural gas midstream pipelines and processing plants, and owns and manages coal and natural resource properties. Our midstream assets, located principally in Texas, Oklahoma and Pennsylvania, provide gathering, transportation, compression, processing, dehydration and related services to natural gas producers. Our coal and natural resource properties, located in the Appalachian, Illinois and San Juan basins, are leased to experienced operators in exchange for royalty payments. More information about PVR is available on our website at www.pvrpartners.com.

Contact:	Stephen R. Milbourne
Director - Investor Relations
	Phone:	610-975-8204
	E-Mail:	invest@pvrpartners.com